Exhibit 5(a) and 23(a)

                         August 11, 1997


Aaron Rents, Inc.
309 E. Paces Ferry Road, N.E.
Atlanta, Georgia  30305-2377


          Re:  Form S-8 Registration -- Aaron Rents, Inc. 1996
               Stock Option Plan and Incentive Award Plan (1996)

Gentlemen:

     The undersigned has acted as counsel for Aaron Rents, Inc., a Georgia corporation (the "Company"), in the preparation of the referenced Form S-8 Registration Statement relating to the Company's 1996 Stock Option and Incentive Award Plan (the "Plan") and the proposed offer and sale of up to 1,500,000 shares of the Company's Common Stock, $.50 par value (the "Common Stock"). In connection with the preparation of said Registration Statement, I have examined originals or copies of such corporate records, documents and other instruments relating to the authorization and issuance of such shares of Common Stock as I have deemed relevant under the circumstances.

     On the basis of the foregoing, it is my opinion that:

     1. The Company was duly organized and incorporated and is validly existing under the laws of the State of Georgia, with an authorized capitalization consisting of 25,000,000 shares of Class A Stock, par value $.50 per share, 25,000,000 shares of Common Stock, par value $.50 per share and 1,000,000 shares of Preferred Stock, par value $1.00 per share.

     2. The Plan and the proposed offer and sale thereunder of up to 1,500,000 shares of Common Stock have been duly authorized by the Board of Directors of the Company, and the shares, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable.

     The undersigned hereby consents to the filing of this opinion as an exhibit to said Registration Statement.

                                   Sincerely,


                                   /s/ Keith C. Groen
                                   Keith C. Groen,
                                   Vice President, Legal and
                                   Secretary